Exhibit 99.1

Camping World Holdings, Inc. Reports First Quarter 2024 Results, Same Store New Vehicle Unit Volume Increases 16%, Bucking Industry Trends and Driving Record New Unit Market Share

LINCOLNSHIRE, IL – May 1, 2024 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (the “Company” or “CWH”), America’s Recreation Dealer, today reported results for the first quarter ended March 31, 2024.

Marcus Lemonis, Chairman and Chief Executive Officer of Camping World Holdings, Inc. stated, “Our intentional efforts to drive down invoice pricing and widen the consumer affordability funnel resulted in our new unit sales meaningfully outpacing broader RV industry trends. We drove record new unit market share for January and February. Our same store new vehicle unit volume increased double-digits in the quarter, with momentum continuing through April.”

Matt Wagner, Chief Operating Officer of Camping World Holdings, Inc. commented, “We have been successful in rebalancing our used inventory position and now that market pricing has stabilized, we intend to reinvest in building our stocking levels in a disciplined manner over the coming months. We continue to expect our used business to improve as we move through the balance of the year.”

Mr. Lemonis concluded, “With significant new unit volume momentum and a dominant inventory position, we believe we have laid the groundwork for improving fundamentals going forward. Our team remains laser focused on achieving our unit volume, market share, and earnings growth goals for 2024, while continuing our march to 320 locations by 2028.”

First Quarter-over-Quarter Operating Highlights

●	The total number of our store locations was 215 as of March 31, 2024, an increase of 20 store locations from March 31, 2023, or 10.3%, with a net 13 store locations opened during the first quarter.
●	Revenue was $1.4 billion for the first quarter, a decrease of $122.9 million, or 8.3%.
●	New vehicle revenue was $656.1 million for the first quarter, an increase of $9.3 million, or 1.4%, and new vehicle unit sales were 16,882 units, an increase of 2,970 units, or 21.3%.
●	Used vehicle revenue was $337.7 million for the first quarter, a decrease of $107.1 million, or 24.1%, and used vehicle unit sales were 10,694 units, a decrease of 1,738 units, or 14.0%.
●	Average selling price of new vehicles declined 16.4% during the first quarter driven primarily by lower cost of 2024 model year travel trailers, discounting of pre-2024 model year new vehicles, and a mix shift towards more affordable travel trailers.
●	Average selling price of used vehicles declined 11.7% during the first quarter due to discounting of used vehicles in response to declines in new vehicle prices to maintain used vehicles as a lower cost alternative to new vehicles.
●	Same store new vehicle unit sales increased 15.5% for the first quarter and same store used vehicle unit sales decreased 17.3%.
●	Products, services and other revenue was $177.9 million, a decline of $29.8 million, or 14.3%, driven largely by a reduction in sales activity resulting from our Active Sports Restructuring and fewer used vehicles sold led to a decline in retail product attachment to vehicle sales.
●	Gross profit was $402.4 million, a decrease of $38.6 million, or 8.8%. Total gross margin was 29.5%, a decrease of 16 basis points. These decreases were driven by lower average cost and average selling price of model year 2024 new vehicles, which impacted used vehicles by (i) requiring the reduction in the used vehicle average selling price and (ii) lower used inventory levels from slowed procurement of used vehicles to allow RV owner pricing expectations to adjust as a result of model year 2024 pricing declines.

●	Selling, general and administrative expenses were $371.5 million, an increase of $5.7 million, or 1.6%, primarily as a result of additional advertising expenses and professional fees and services, partially offset by reduced employee compensation costs, which was accomplished despite the 10.3% increase in store locations noted above.
●	Floor plan interest expense was $27.9 million, an increase of $7.1 million, or 34.0%, and other interest expense, net was $36.1 million, an increase of $5.0 million, or 16.0%. These increases were primarily as a result of the rise in interest rates and higher principal balances.
●	Net loss was $50.8 million for the first quarter of 2024, a change of $55.7 million from net income of $4.9 million for the first quarter of 2023.
●	Diluted loss per share of Class A common stock was $(0.51) for the first quarter of 2024 versus diluted earnings per share of Class A common stock of $0.05 for the first quarter of 2023. Adjusted loss per share - diluted(1) of Class A common stock was $(0.40) for the first quarter of 2024 versus adjusted earnings per share – diluted(1) of Class A common stock of $0.14 for the first quarter of 2023.
●	Adjusted EBITDA(1) was $8.2 million, a decrease of $52.6 million, or 86.5%, primarily due to $38.6 million decrease in gross profit, the $7.1 million increase in floor plan interest and the $5.7 million increase in selling, general and administrative expenses(2).

(1)	Adjusted (loss) earnings per share – diluted and adjusted EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.
(2)	The $5.7 million increase in selling, general, and administrative expenses is inclusive of a $1.1 million decrease in equity-based compensation. Equity-based compensation is excluded from the calculation of Adjusted EBITDA (see the “Non-GAAP Financial Measures” section later in this press release).

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s first quarter 2024 financial results is scheduled for May 2, 2024, at 7:30 am Central Time. Investors and analysts can participate on the conference call by dialing 1-877-407-9039 (international callers please dial 1-201-689-8470) and using conference ID# 13745507. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. The Company’s position as sole managing member of CWGS, LLC includes periods where the Company has held a minority economic interest in CWGS, LLC. As of March 31, 2024, the Company owned 53.0% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the first quarter ended March 31, 2024 to our financial results from the first quarter ended March 31, 2023.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is the world’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy. Our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly trained and knowledgeable team of employees serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enable us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle. With RV sales and service locations in 43 states, Camping World has grown to become the prime destination for everything RV. For more information, visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about expectations regarding new and used vehicle unit volume trends, our ability to deliver unit volume, our ability to deliver increased market share, our intention to reinvest in building our stocking levels, our expectations regarding improvements in our business, macroeconomic and industry trends, business plans and goals, including our goal to have 320 locations by 2028, and future financial results, including our ability to achieve earnings growth, in each case on any specific timeline or at all. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: general economic conditions, including inflation and interest rates; the availability of financing to us and our customers; fuel shortages, high prices for fuel or changes in energy sources; the success of our manufacturers; changes in consumer preferences; risks related to our strategic review of our Good Sam business; competition in our industry; risks related to acquisitions, new store openings and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; risks related to COVID-19; our ability to execute and achieve the expected benefits of our cost cutting or restructuring initiatives; our reliance on our fulfillment and distribution centers; natural disasters, including epidemic outbreaks; our dependence on our relationships with third party suppliers and lending institutions; risks associated with selling goods manufactured abroad; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; risks associated with our private brand offerings; we may incur asset impairment charges for goodwill, intangible assets or other long-lived assets; tax risks; our private brand offerings exposing us to various risks; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; risks related to climate change and other environmental, social and governance matters; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Future declarations of quarterly dividends, if any, are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, receipt of excess tax distributions from

CWGS Enterprises, LLC, its business prospects and other factors that the Company’s Board of Directors may deem relevant.

We intend to use our official Facebook, X (formerly known as Twitter), and Instagram accounts, each at the handle @CampingWorld, as well as the investor page of our website, investor.campingworld.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post through these social media channels and on our investor webpage may be deemed material. Accordingly, investors should subscribe to these accounts and our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts. These social media channels may be updated from time to time.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
Good Sam Services and Plans	$45,681	$46,367
RV and Outdoor Retail
New vehicles	656,086	646,752
Used vehicles	337,685	444,746
Products, service and other	177,894	207,661
Finance and insurance, net	135,454	129,772
Good Sam Club	11,217	11,582
Subtotal	1,318,336	1,440,513
Total revenue	1,364,017	1,486,880
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	15,183	16,152
RV and Outdoor Retail
New vehicles	565,039	557,542
Used vehicles	278,533	341,947
Products, service and other	101,675	129,018
Good Sam Club	1,190	1,201
Subtotal	946,437	1,029,708
Total costs applicable to revenue	961,620	1,045,860

Gross profit (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	30,498	30,215
RV and Outdoor Retail
New vehicles	91,047	89,210
Used vehicles	59,152	102,799
Products, service and other	76,219	78,643
Finance and insurance, net	135,454	129,772
Good Sam Club	10,027	10,381
Subtotal	371,899	410,805
Total gross profit	402,397	441,020

Operating expenses:
Selling, general, and administrative	371,473	365,726
Depreciation and amortization	19,290	14,637
Long-lived asset impairment	5,827	7,045
Loss (gain) on sale or disposal of assets	1,585	(4,987)
Total operating expenses	398,175	382,421
Income from operations	4,222	58,599
Other expense
Floor plan interest expense	(27,882)	(20,810)
Other interest expense, net	(36,094)	(31,113)
Other expense, net	(94)	(1,500)
Total other expense	(64,070)	(53,423)
(Loss) income before income taxes	(59,848)	5,176
Income tax benefit (expense)	9,042	(273)
Net (loss) income	(50,806)	4,903
Less: net (loss) income attributable to non-controlling interests	28,499	(1,734)
Net (loss) income attributable to Camping World Holdings, Inc.	$(22,307)	$3,169

(Loss) earnings per share of Class A common stock:
Basic	$(0.50)	$0.07
Diluted	$(0.51)	$0.05
Weighted average shares of Class A common stock outstanding:
Basic	45,047	44,455
Diluted	85,092	84,717

Camping World Holdings, Inc. and Subsidiaries

Supplemental Data (unaudited)

	Three Months Ended March 31,		Increase		Percent
	2024	2023	(decrease)		Change
Unit sales
New vehicles	16,882	13,912	2,970		21.3%
Used vehicles	10,694	12,432	(1,738)		(14.0%)
Total	27,576	26,344	1,232		4.7%

Average selling price
New vehicles	$38,863	$46,489	$(7,626)		(16.4%)
Used vehicles	31,577	35,774	(4,197)		(11.7%)

Same store unit sales(1)
New vehicles	15,623	13,526	2,097		15.5%
Used vehicles	10,030	12,126	(2,096)		(17.3%)
Total	25,653	25,652	1		0.0%

Same store revenue(1) ($ in 000s)
New vehicles	$606,808	$630,290	$(23,482)		(3.7%)
Used vehicles	312,410	434,471	(122,061)		(28.1%)
Products, service and other	144,382	158,467	(14,085)		(8.9%)
Finance and insurance, net	127,064	126,830	234		0.2%
Total	$1,190,664	$1,350,058	$(159,394)		(11.8%)

Average gross profit per unit
New vehicles	$5,393	$6,412	$(1,019)		(15.9%)
Used vehicles	5,531	8,269	(2,738)		(33.1%)
Finance and insurance, net per vehicle unit	4,912	4,926	(14)		(0.3%)
Total vehicle front-end yield(2)	10,359	12,215	(1,856)		(15.2%)

Gross margin
Good Sam Services and Plans	66.8%	65.2%	161	bps
New vehicles	13.9%	13.8%	8	bps
Used vehicles	17.5%	23.1%	(560)	bps
Products, service and other	42.8%	37.9%	498	bps
Finance and insurance, net	100.0%	100.0%	unch.
Good Sam Club	89.4%	89.6%	(24)	bps
Subtotal RV and Outdoor Retail	28.2%	28.5%	(31)	bps
Total gross margin	29.5%	29.7%	(16)	bps

RV and Outdoor Retail inventories ($ in 000s)
New vehicles	$1,469,193	$1,219,889	$249,304		20.4%
Used vehicles	389,810	510,689	(120,879)		(23.7%)
Products, parts, accessories and misc.	218,197	248,998	(30,801)		(12.4%)
Total RV and Outdoor Retail inventories	$2,077,200	$1,979,576	$97,624		4.9%

Vehicle inventory per location ($ in 000s)
New vehicle inventory per dealer location	$6,963	$6,489	$474		7.3%
Used vehicle inventory per dealer location	1,847	2,716	(869)		(32.0%)

Vehicle inventory turnover(3)
New vehicle inventory turnover	1.7	1.9	(0.3)		(13.1%)
Used vehicle inventory turnover	3.0	3.3	(0.4)		(10.6%)

Retail locations
RV dealerships	211	188	23		12.2%
RV service & retail centers	4	6	(2)		(33.3%)
Subtotal	215	194	21		10.8%
Other retail stores	—	1	(1)		(100.0%)
Total	215	195	20		10.3%

Other data
Active Customers(4)	4,827,623	5,291,750	(464,127)		(8.8%)
Good Sam Club members (5)	1,961,112	2,025,438	(64,326)		(3.2%)
Service bays (6)	2,857	2,682	175		6.5%
Finance and insurance gross profit as a % of total vehicle revenue	13.6%	11.9%	174	bps	n/a
Same store locations	182	n/a	n/a		n/a

unch – unchanged

bps – basis points

n/a – not applicable

(1)	Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.
(2)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used vehicle unit sales.
(3)	Inventory turnover is calculated as vehicle costs applicable to revenue over the last twelve months divided by the average quarterly ending vehicle inventory over the last twelve months.
(4)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.
(5)	Excludes Good Sam Club members under the free basic plan, which was introduced in November 2023 and provides for limited participation in the loyalty point program without access to the remaining member benefits.
(6)	A service bay is a fully-constructed bay dedicated to service, installation, and collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In Thousands Except Per Share Amounts)

	March 31,	December 31,	March 31,
	2024	2023	2023
Assets
Current assets:
Cash and cash equivalents	$29,718	$39,647	$72,828
Contracts in transit	154,231	60,229	104,148
Accounts receivable, net	100,246	128,070	109,105
Inventories	2,077,592	2,042,949	1,980,106
Prepaid expenses and other assets	68,833	48,353	58,761
Assets held for sale	6,276	29,864	13,971
Total current assets	2,436,896	2,349,112	2,338,919

Property and equipment, net	878,956	834,426	751,287
Operating lease assets	768,903	740,052	729,958
Deferred tax assets, net	153,716	157,326	145,413
Intangible assets, net	12,998	13,717	15,381
Goodwill	735,680	711,222	622,545
Other assets	36,013	39,829	27,010
Total assets	$5,023,162	$4,845,684	$4,630,513
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$205,006	$133,516	$185,652
Accrued liabilities	148,674	149,096	172,428
Deferred revenues	95,854	92,366	94,166
Current portion of operating lease liabilities	60,663	63,695	61,421
Current portion of finance lease liabilities	19,014	17,133	5,590
Current portion of Tax Receivable Agreement liability	12,943	12,943	10,935
Current portion of long-term debt	25,651	22,121	26,969
Notes payable – floor plan, net	1,414,696	1,371,145	1,042,099
Other current liabilities	72,783	68,536	77,924
Liabilities related to assets held for sale	—	17,288	7,650
Total current liabilities	2,055,284	1,947,839	1,684,834

Operating lease liabilities, net of current portion	796,770	763,958	753,451
Finance lease liabilities, net of current portion	136,284	97,751	100,701
Tax Receivable Agreement liability, net of current portion	149,866	149,866	165,054
Revolving line of credit	31,885	20,885	20,885
Long-term debt, net of current portion	1,545,165	1,498,958	1,525,304
Deferred revenues	65,970	66,780	68,690
Other long-term liabilities	89,528	85,440	85,841
Total liabilities	4,870,752	4,631,477	4,404,760
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, par value $0.01 per share – 250,000 shares authorized; 49,571, 49,571 and 49,571 shares issued, respectively; 45,072, 45,020 and 44,467 shares outstanding, respectively	496	496	496
Class B common stock, par value $0.0001 per share – 75,000 shares authorized; 39,466, 39,466 and 39,466 shares issued, respectively; 39,466, 39,466 and 39,466 shares outstanding, respectively	4	4	4
Class C common stock, par value $0.0001 per share – 0.001 share authorized, issued and outstanding	—	—	—
Additional paid-in capital	98,828	98,280	114,017
Treasury stock, at cost; 4,499, 4,551, and 5,104 shares, respectively	(157,631)	(159,440)	(178,832)
Retained earnings	157,303	185,244	196,409
Total stockholders' equity attributable to Camping World Holdings, Inc.	99,000	124,584	132,094
Non-controlling interests	53,410	89,623	93,659
Total stockholders' equity	152,410	214,207	225,753
Total liabilities and stockholders' equity	$5,023,162	$4,845,684	$4,630,513

Camping World Holdings, Inc. and Subsidiaries

Summary of Consolidated Statements of Cash Flows (unaudited)

(In Thousands)

	Three Months Ended March 31,
	2024	2023

Net cash (used in) provided by operating activities	$(67,982)	$199,217

Investing activities
Purchases of property and equipment	(25,927)	(25,314)
Proceeds from sale of property and equipment	143	183
Purchases of real property	(1,243)	(18,236)
Proceeds from the sale of real property	23,853	22,703
Purchases of businesses, net of cash acquired	(58,800)	—
Purchases of intangible assets	(119)	(23)
Proceeds from sale of intangible assets	2,595	—
Net cash used in investing activities	(59,498)	(20,687)

Financing activities
Proceeds from long-term debt	55,624	59,227
Payments on long-term debt	(23,406)	(9,058)
Net proceeds (payments) on notes payable – floor plan, net	93,273	(249,822)
Borrowings on revolving line of credit	43,000	—
Payments on revolving line of credit	(32,000)	—
Payments on finance leases	(1,828)	(1,233)
Payments on sale-leaseback arrangement	(48)	(46)
Payment of debt issuance costs	(876)	(767)
Dividends on Class A common stock	(5,634)	(27,791)
Proceeds from exercise of stock options	51	41
RSU shares withheld for tax	(658)	(338)
Distributions to holders of LLC common units	(9,947)	(6,046)
Net cash provided by (used in) financing activities	117,551	(235,833)

Decrease in cash and cash equivalents	(9,929)	(57,303)
Cash and cash equivalents at beginning of the period	39,647	130,131
Cash and cash equivalents at end of the period	$29,718	$72,828

Comparison of Certain Trends to Pre-COVID-19 Pandemic Periods

New vehicle gross margins in the first quarter of 2024 were relatively similar to first quarter of 2023 and within the range of gross margins for the pre-COVID-19 pandemic periods presented in the table below. First quarter of 2024 new vehicle gross margins were negatively impacted by clearing out the higher cost pre-2024 model year vehicles to improve the mix of new inventory toward the lower cost 2024 model year vehicles. Additionally, used vehicle gross margins were negatively impacted in the first quarter of 2024 from the discounting necessary to maintain used vehicles as a lower cost alternative for our customers. Beginning primarily in the fourth quarter of 2023, we adjusted our acceptable procurement cost of used vehicles to reflect the lower average market price of RVs that was driven by the lower cost 2024 models. Used vehicle gross margins are expected to improve as we sell through inventory previously procured at higher costs.

The following table presents vehicle gross margin and unit sales mix for the three months ended March 31, 2024 and pre-COVID-19 pandemic periods for the three months ended March 31, 2019, 2018, 2017, and 2016 (unaudited):

	Three Months Ended March 31,
	2024	2019(1)	2018(1)	2017(1)	2016(1)
Gross margin:
New vehicles	13.9%	12.6%	13.0%	13.6%	14.5%
Used vehicles	17.5%	20.6%	22.0%	23.3%	18.3%

Unit sales mix:
New vehicles	61.2%	64.7%	66.4%	67.9%	56.7%
Used vehicles	38.8%	35.3%	33.6%	32.1%	43.3%

(1) These periods were prior to the COVID-19 pandemic.

(Loss) Earnings Per Share

Basic (loss) earnings per share of Class A common stock is computed by dividing net (loss) income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted (loss) earnings per share of Class A common stock is computed by dividing net (loss) income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted (loss) earnings per share of Class A common stock (unaudited):

	Three Months Ended March 31,
(In thousands except per share amounts)	2024	2023
Numerator:
Net (loss) income	$(50,806)	$4,903
Less: net (loss) income attributable to non-controlling interests	28,499	(1,734)
Net (loss) income attributable to Camping World Holdings, Inc. — basic	$(22,307)	$3,169
Add: reallocation of net income attributable to non-controlling interests from the assumed redemption of common units of CWGS, LLC for Class A common stock	(21,275)	1,297
Net (loss) income attributable to Camping World Holdings, Inc. — diluted	$(43,582)	$4,466
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	45,047	44,455
Dilutive options to purchase Class A common stock	—	15
Dilutive restricted stock units	—	202
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	40,045	40,045
Weighted-average shares of Class A common stock outstanding — diluted	85,092	84,717

(Loss) earnings per share of Class A common stock — basic	$(0.50)	$0.07
(Loss) earnings per share of Class A common stock — diluted	$(0.51)	$0.05

Weighted-average anti-dilutive securities excluded from the computation of diluted (loss) earnings per share of Class A common stock:
Stock options to purchase Class A common stock	189	—
Restricted stock units	1,841	2,122

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, trailing twelve-month (“TTM”) Adjusted EBITDA, Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted (Loss) Earnings Per Share – Basic, and Adjusted (Loss) Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry and are used by management to evaluate our operating performance, to evaluate the effectiveness of strategic initiatives and for planning purposes. By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA, as calculated for our subsidiary CWGS Group, LLC, to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and the presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. They should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, it is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this section and in the reconciliation tables below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Our earnings call on May 2, 2024 may present guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to its most-directly comparable GAAP metric cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations.

The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net (loss) income before other interest expense, net (excluding floor plan interest expense), provision for income tax benefit (expense) and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, gains and losses on sale or disposal of assets, net, equity-based compensation, (gain) loss and impairment on investments in equity securities, lease termination costs, Tax Receivable Agreement liability adjustment, restructuring costs related to the Active Sports Restructuring, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures (unaudited):

	Three Months Ended March 31,
($ in thousands)	2024	2023
EBITDA and Adjusted EBITDA:
Net (loss) income	$(50,806)	$4,903
Other interest expense, net	36,094	31,113
Depreciation and amortization	19,290	14,637
Income tax (benefit) expense	(9,042)	273
Subtotal EBITDA	(4,464)	50,926
Long-lived asset impairment (a)	5,827	7,045
Loss (gain) on sale or disposal of assets, net (b)	1,585	(4,987)
Equity-based compensation (c)	5,197	6,358
Loss and impairment on investments in equity securities (d)	94	1,499
Adjusted EBITDA	$8,239	$60,841

	Three Months Ended March 31,
(as percentage of total revenue)	2024	2023
Adjusted EBITDA margin:
Net (loss) income margin	(3.7%)	0.3%
Other interest expense, net	2.6%	2.1%
Depreciation and amortization	1.4%	1.0%
Income tax (benefit) expense	(0.7%)	0.0%
Subtotal EBITDA margin	(0.3%)	3.4%
Long-lived asset impairment (a)	0.4%	0.5%
Loss (gain) on sale or disposal of assets, net (b)	0.1%	(0.3%)
Equity-based compensation (c)	0.4%	0.4%
Loss and impairment on investments in equity securities (d)	0.0%	0.1%
Adjusted EBITDA margin	0.6%	4.1%

	Three Months Ended				TTM Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
($ in thousands)	2024	2023	2023	2023	2024
Adjusted EBITDA:
Net (loss) income	$(50,806)	$(49,918)	$30,893	$64,723	$(5,108)
Other interest expense, net	36,094	35,397	35,242	33,518	140,251
Depreciation and amortization	19,290	19,181	17,619	17,206	73,296
Income tax (benefit) expense	(9,042)	(18,732)	3,679	13,581	(10,514)
Subtotal EBITDA	(4,464)	(14,072)	87,433	129,028	197,925
Long-lived asset impairment (a)	5,827	—	1,747	477	8,051
Loss (gain) on sale or disposal of assets, net (b)	1,585	(221)	131	(145)	1,350
Equity-based compensation (c)	5,197	5,770	5,466	6,492	22,925
Loss and impairment on investments in equity securities (d)	94	110	(23)	184	365
Lease termination (e)	—	(478)	375	—	(103)
Tax Receivable Agreement liability adjustment (f)	—	(762)	(1,680)	—	(2,442)
Restructuring costs (g)	—	732	1,549	3,259	5,540
Adjusted EBITDA	$8,239	$(8,921)	$94,998	$139,295	$233,611

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(c)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(d)

Represents gain and loss and impairment on investments in equity securities and interest income relating to any notes receivables with those investments. These amounts are included in other expense, net in the consolidated statements of operations. During the three months ended March 31, 2023, this amount included a $1.3 million impairment on an equity method investment.

(e)	Represents the loss on the termination of operating leases resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.
(f)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in the Company’s blended statutory income tax rate.

(g)

Represents restructuring costs relating to the Active Sports Restructuring. These restructuring costs include one-time termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.

Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. and Adjusted (Loss) Earnings Per Share

We define “Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Basic” as net income (loss) attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, gains and losses on sale or disposal of assets, net, equity-based compensation, loss and impairment on investments in equity securities, other unusual or one-time items, the income tax benefit (expense) effect of these adjustments, and the effect of net (loss) income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net (loss) income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed redemption, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted (Loss) Earnings Per Share – Basic” as Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted (Loss) Earnings Per Share – Diluted” as Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the redemption of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted (Loss) Earnings Per Share – Basic, and Adjusted (Loss) Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted (Loss) Earnings Per Share – Basic, and Adjusted (Loss) Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure:

	Three Months Ended
	March 31,
(In thousands except per share amounts)	2024	2023
Numerator:
Net (loss) income attributable to Camping World Holdings, Inc.	$(22,307)	$3,169
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	5,827	7,045
Income tax expense for above adjustment (b)	(771)	(938)
Loss (gain) on sale or disposal of assets (c):
Gross adjustment	1,585	(4,987)
Income tax (expense) benefit for above adjustment (b)	(210)	665
Equity-based compensation (d):
Gross adjustment	5,197	6,358
Income tax expense for above adjustment (b)	(695)	(857)
Loss and impairment on investments in equity securities (e):
Gross adjustment	94	1,499
Income tax expense for above adjustment (b)	(12)	(200)
Adjustment to net (loss) income attributable to non-controlling interests resulting from the above adjustments (f)	(5,971)	(4,688)
Adjusted net (loss) income attributable to Camping World Holdings, Inc. – basic	(17,263)	7,066
Adjustments related to diluted calculation:
Reallocation of net (loss) income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (g)	(22,528)	6,422
Income tax on reallocation of net (loss) income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (h)	5,736	(1,615)
Adjusted net (loss) income attributable to Camping World Holdings, Inc. – diluted	$(34,055)	$11,873
Denominator:
Weighted-average Class A common shares outstanding – basic	45,047	44,455
Adjustments related to diluted calculation:
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (i)	40,045	40,045
Dilutive options to purchase Class A common stock (i)	—	15
Dilutive restricted stock units (i)	—	202
Adjusted weighted average Class A common shares outstanding – diluted	85,092	84,717

Adjusted (loss) earnings per share - basic	$(0.38)	$0.16
Adjusted (loss) earnings per share - diluted	$(0.40)	$0.14

Anti-dilutive amounts (j):
Denominator:
Anti-dilutive options to purchase Class A common stock (i)	29	—
Anti-dilutive restricted stock units (i)	264	—

Reconciliation of per share amounts:
(Loss) earnings per share of Class A common stock — basic	$(0.50)	$0.07
Non-GAAP Adjustments (k)	0.12	0.09
Adjusted (loss) earnings per share - basic	$(0.38)	$0.16

(Loss) earnings per share of Class A common stock — diluted	$(0.51)	$0.05
Non-GAAP Adjustments (k)	0.11	0.09
Adjusted (loss) earnings per share - diluted	$(0.40)	$0.14

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)	Represents the current and deferred income tax expense or benefit effect of the above adjustments. This assumption uses effective tax rates between 25.0% and 25.3% for the adjustments for the 2024 and 2023 periods, which represent the estimated tax rates that would apply had the above adjustments been included in the determination of our non-GAAP metric.
(c)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)	Represents loss and impairment on investments in equity securities and interest income relating to any notes receivables with those investments. During the three months ended March 31, 2023, this amount included a $1.3 million impairment on an equity method investment.
(f)	Represents the adjustment to net (loss) income attributable to non-controlling interests resulting from the above adjustments that impact the net (loss) income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 47.1% and 47.4% for the three months ended March 31, 2024 and 2023, respectively.
(g)	Represents the reallocation of net (loss) income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(h)	Represents the income tax expense effect of the above adjustment for reallocation of net (loss) income attributable to non-controlling interests. This assumption uses effective tax rates between 25.0% and 25.3% for the adjustments for 2024 and 2023 periods.
(i)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(j)	The below amounts have not been considered in our adjusted (loss) earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(k)	Represents the per share impact of the Non-GAAP adjustments to net (loss) income detailed above (see (a) through (h) above).

Our “Up-C” corporate structure may make it difficult to compare our results with those of companies with a more traditional corporate structure. There can be a significant fluctuation in the numerator and denominator for the calculation of our adjusted (loss) earnings per share – diluted depending on if the common units in CWGS, LLC are considered dilutive or anti-dilutive for a given period. To improve comparability of our financial results, users of our financial statements may find it useful to review our (loss) earnings per share assuming the full redemption of common units in CWGS, LLC for all periods, even when those common units would be anti-dilutive. The relevant numerator and denominator adjustments have been provided under “Anti-dilutive amounts” in the table above (see (j) above).

Contacts

Investors:

Brett Andress

InvestorRelations@campingworld.com

Media Outlets:
PR-CWGS@CampingWorld.com